Exhibit 99.1 News Release

Contacts:

Jerri Fuller Dickseski (Media)
jerri.dickseski@hii-co.com
757-380-2341

Dwayne Blake (Investors)
dwayne.blake@hii-co.com
757-380-2104

Huntington Ingalls Industries Reports Second Quarter 2016 Results

•	Revenues were $1.70 billion

•	Operating margin was 12.8%

•	Segment operating margin was 10.8%

•	Diluted earnings per share was $2.80

•	Cash and cash equivalents at the end of the quarter were $852 million

NEWPORT NEWS, Va. (Aug. 4, 2016) - Huntington Ingalls Industries (NYSE:HII) reported second quarter 2016 revenues of $1.7 billion, down 2.6 percent from the same period last year. Diluted earnings per share in the quarter was $2.80, compared to $3.20 in the same period of 2015. Diluted earnings per share in the second quarter of 2015 included a favorable insurance litigation settlement of $1.80 per share and a goodwill impairment charge of $0.96 per share.
Operating income in the quarter was $217 million, compared to $269 million in the same period last year. Operating margin in the quarter was 12.8 percent, compared to 15.4 percent in the same period last year. Operating income and margin in the second quarter of 2015 included a favorable insurance litigation settlement of $136 million and a goodwill impairment charge of $59 million. Adjusting for these items, adjusted operating income in the quarter increased $25 million to $217 million from $192 million in the second quarter of last year, and adjusted operating margin in the quarter increased 184 basis points to 12.8 percent, from 10.9 percent in the second quarter of 2015. These increases were primarily driven by strong operating performance at Ingalls Shipbuilding and the favorable FAS/CAS Adjustment.
New business awards for the quarter were approximately $900 million, bringing total backlog to $20.5 billion as of June 30, 2016.

“We delivered another quarter of solid operating results driven by strong program execution at Ingalls,” said Mike Petters, HII’s president and CEO. “We had a very strong first half of the year. However, the second half will be challenging at Newport News as we continue to work through the test program on CVN-78 Gerald R. Ford and get the ship ready for sea trials and delivery, while Ingalls focuses on delivering DDG-113 John Finn and NSC-6 Munro.”

Results of Operations

	Three Months Ended			Six Months Ended
	June 30			June 30
(in millions, except per share amounts)	2016	2015	% Change	2016	2015	% Change
Sales and service revenues	$1,700	$1,745	(2.6)%	$3,463	$3,315	4.5%
Operating income	217	269	(19.3)%	415	425	(2.4)%
Operating margin %	12.8%	15.4%	(265) bps	12.0%	12.8%	(84) bps
Segment operating income[1]	184	243	(24.3)%	350	371	(5.7)%
Segment operating margin %[1]	10.8%	13.9%	(310) bps	10.1%	11.2%	(108) bps
Net earnings	133	156	(14.7)%	269	243	10.7%
Diluted earnings per share	$2.80	$3.20	(12.5)%	$5.68	$4.99	13.8%

Weighted-average diluted shares outstanding	47.5	48.8		47.4	48.7

Adjusted sales and service revenues[2]	$1,700	$1,758	(3.3)%	$3,463	$3,328	4.1%
Adjusted operating income[2,3]	217	192	13.0%	415	348	19.3%
Adjusted operating margin %[2,3]	12.8%	10.9%	184 bps	12.0%	10.5%	153 bps
Adjusted segment operating income[1,2,3]	184	166	10.8%	350	294	19.0%
Adjusted segment operating margin %[1,2,3]	10.8%	9.4%	138 bps	10.1%	8.8%	127 bps
Adjusted net earnings[4]	110	97	13.4%	224	166	34.9%
Adjusted diluted earnings per share[4]	$2.32	$1.99	16.6%	$4.73	$3.41	38.7%
[1] Non-GAAP measures that exclude non-segment factors affecting operating income. See Exhibit B for reconciliations.
[2] Non-GAAP measures that exclude the impact of an insurance litigation settlement at the Ingalls segment in second quarter 2015. See Exhibit B for reconciliations.
[3] Non-GAAP measures that exclude the impact of a goodwill impairment charge at the Other segment in second quarter 2015. See Exhibit B for reconciliations.
[4] Non-GAAP measures that exclude the after-tax impacts of the FAS/CAS Adjustment in 2016 and 2015 and the after-tax impacts of the insurance litigation settlement at the Ingalls segment and the goodwill impairment charge at the Other segment in second quarter 2015. See Exhibit B for reconciliations.

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Segment Operating Results
Ingalls Shipbuilding

	Three Months Ended			Six Months Ended
	June 30			June 30
($ in millions)	2016	2015	% Change	2016	2015	% Change
Revenues	$585	$546	7.1%	$1,171	$1,015	15.4%
Segment operating income[1]	88	198	(55.6)%	170	243	(30.0)%
Segment operating margin %[1]	15.0%	36.3%	NM3	14.5%	23.9%	NM3
Adjusted revenues[1,2]	585	559	4.7%	1,171	1,028	13.9%
Adjusted segment operating income[1,2]	88	62	41.9%	170	107	58.9%
Adjusted segment operating margin %[1,2]	15.0%	11.1%	395 bps	14.5%	10.4%	411 bps
[1] Non-GAAP measures. See Exhibit B for definitions and reconciliations.
[2] Non-GAAP measures that exclude the impact of the insurance litigation settlement in second quarter 2015. See Exhibit B for reconciliations.
3 NM means the % change is "not meaningful".

Ingalls revenues for the second quarter increased $39 million, or 7.1 percent, from the same period in 2015, due to higher revenues in Surface Combatants and Amphibious Assault Ships, partially offset by lower revenues in the Legend-class National Security Cutter (NSC) program and an unfavorable $13 million impact in second quarter 2015 from an insurance litigation settlement. Adjusting for the insurance litigation settlement, Ingalls adjusted revenues in the second quarter of 2016 of $585 million increased $26 million, or 4.7 percent, from the same period last year. Higher Surface Combatant revenues were primarily due to increased volumes on DDG-121 Frank E. Petersen Jr., DDG-123 Lenah H. Sutcliffe Higbee and planning yard services, partially offset by lower volume on DDG-113 John Finn. Higher Amphibious Assault Ships revenues were primarily due to increased volumes on LPD-28 Ft. Lauderdale and LHA-7 Tripoli, partially offset by decreased volume on LPD-27 Portland. Lower NSC program revenues were primarily due to the delivery of NSC-5 USCGC James in 2015 and decreased volume on NSC-6 Munro, partially offset by increased volume on NSC-8 Midgett.
Ingalls segment operating income for the second quarter was $88 million, a decrease of $110 million from the same period last year. Segment operating margin in the quarter was 15.0 percent, compared to 36.3 percent in the same period last year. Segment operating income and margin in the second quarter of 2015 included an insurance litigation settlement of $136 million. Adjusting for the insurance litigation settlement, Ingalls adjusted segment operating income in second quarter 2016 of $88 million increased $26 million from the second quarter of 2015, and segment operating margin of 15.0 percent increased 395 basis points from the same period last year. These increases were primarily due to higher risk retirement on the LPD program, partially offset by lower risk retirement on the NSC program.

Key Ingalls milestones for the quarter:

•	Awarded a $272 million planning, advanced engineering and long-lead material contract for the construction of the amphibious assault ship LHA-8

•	Awarded the majority of the manhours to perform contract design work for the U.S. Navy's amphibious warfare ship replacement LX(R)

•	Delivered LPD-26 John P. Murtha to the U.S. Navy

•	Christened LPD-27 Portland and DDG-114 Ralph Johnson

•	Authenticated the keel on DDG-119 Delbert D. Black

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Newport News Shipbuilding

	Three Months Ended			Six Months Ended
	June 30			June 30
($ in millions)	2016	2015	% Change	2016	2015	% Change
Revenues	$1,090	$1,166	(6.5)%	$2,243	$2,227	0.7%
Segment operating income[1]	102	109	(6.4)%	191	202	(5.4)%
Segment operating margin %[1]	9.4%	9.3%	NM2	8.5%	9.1%	(56) bps
[1] Non-GAAP measures. See Exhibit B for definitions and reconciliations.
2 NM means the % change is "not meaningful".
Newport News revenues for the second quarter decreased $76 million, or 6.5 percent, from the same period in 2015, primarily driven by lower revenues in Aircraft Carriers, Submarines and Energy. Lower Aircraft Carriers revenues were due to decreased volumes on the construction contract for CVN-78 Gerald R. Ford and the execution contract for the CVN-72 USS Abraham Lincoln refueling and complex overhaul (RCOH), partially offset by increased volumes on the construction contract for CVN-79 John F. Kennedy and the advanced planning contract for the CVN-73 USS George Washington RCOH. Lower Submarines revenues related to the SSN-774 Virginia-class submarine (VCS) program were due to decreased volumes on Block III boats, partially offset by increased volumes on Block IV boats. Lower Energy revenues were due to decreased volumes associated with environmental remediation programs.
Newport News segment operating income for the second quarter was $102 million, a decrease of $7 million from the same period last year. The decrease was primarily due to lower risk retirement on the VCS program and lower volumes on the execution contract for the CVN-72 USS Abraham Lincoln RCOH and CVN-78 Gerald R. Ford, partially offset by higher volume on CVN-79 John F. Kennedy. Segment operating margin was 9.4 percent for the quarter, compared to 9.3 percent in the same period last year.

Key Newport News milestones for the quarter:

•	Performed a turn ship for CVN-78 Gerald R. Ford, rotating the ship 180 degrees and docking it back to the pier

•	Awarded a $152 million advanced planning contract for the construction of CVN-80 Enterprise

•	Hosted keel-laying ceremony for Virginia-class submarine SSN-791 Delaware

•
Placed a 965-ton superlift into the dry dock, continuing construction of CVN-79 Kennedy. The superlift was built with more than twice the amount of the outfitting accomplished on CVN-78 Gerald R. Ford.

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Other

	Three Months Ended			Six Months Ended
	June 30			June 30
($ in millions)	2016	2015	% Change	2016	2015	% Change
Revenues	$27	$35	(22.9)%	$51	$75	(32.0)%
Segment operating (loss)[1]	(6)	(64)	(90.6)%	(11)	(74)	(85.1)%
Segment operating margin %[1]	(22.2)%	(182.9)%	NM3	(21.6)%	(98.7)%	NM3
Adjusted segment operating (loss)[1,2]	(6)	(5)	20.0%	(11)	(15)	(26.7)%
Adjusted segment operating margin %[1,2]	(22.2)%	(14.3)%	NM3	(21.6)%	(20.0)%	(157) bps
[1] Non-GAAP measures. See Exhibit B for definitions and reconciliations.
[2] Non-GAAP measures that exclude the impact of a goodwill impairment charge in second quarter 2015. See Exhibit B for reconciliation.
3 NM means the % change is "not meaningful".

Revenues in the Other segment for the second quarter decreased $8 million, or 22.9 percent, from the same period last year, primarily due to lower volumes in oil and gas services and contract mix. The segment operating loss for the quarter was $6 million, compared to a segment operating loss of $64 million in the same period last year. The segment operating loss in the second quarter of 2015 included a goodwill impairment charge of $59 million. Adjusting for the goodwill impairment charge, the adjusted segment operating loss in the second quarter of 2015 was $5 million.

About Huntington Ingalls Industries

Huntington Ingalls Industries is America’s largest military shipbuilding company and a provider of engineering, manufacturing and management services to the nuclear energy, oil and gas markets. For more than a century, HII’s Newport News and Ingalls shipbuilding divisions in Virginia and Mississippi have built more ships in more ship classes than any other U.S. naval shipbuilder. Headquartered in Newport News, Virginia, HII employs nearly 35,000 people operating both domestically and internationally. For more information, please visit www.huntingtoningalls.com.

Conference Call Information

Huntington Ingalls Industries will webcast its earnings conference call at 9 a.m. ET today. A live audio broadcast of the conference call and supplemental presentation will be available on the investor relations page of the company's website: www.huntingtoningalls.com. A telephone replay of the conference call will be available from 12 p.m. today through Thursday, Aug. 11 by calling toll-free (855) 859-2056 or (404) 537-3406 and using conference ID 42801557.
Forward-Looking Statements

Statements in this release, other than statements of historical fact, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those expressed in these statements. Factors that may cause such differences include: changes in government and customer priorities and requirements (including government budgetary constraints, shifts in defense spending, and changes in customer short-range and long-range plans); our ability to obtain new contracts, estimate our future contract costs and

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

perform our contracts effectively; changes in procurement processes and government regulations and our ability to comply with such requirements; our ability to deliver our products and services at an affordable life cycle cost and compete within our markets; natural disasters; adverse economic conditions in the United States and globally; changes in key estimates and assumptions regarding our pension and retiree health care costs; security threats, including cyber security threats, and related disruptions; and other risk factors discussed in our filings with the U.S. Securities and Exchange Commission. There may be other risks and uncertainties that we are unable to predict at this time or that we currently do not expect to have a material adverse effect on our business, and we undertake no obligations to update any forward-looking statements. You should not place undue reliance on any forward-looking statements that we may make. This release also contains non-GAAP financial measures and includes a GAAP reconciliation of these financial measures. Non-GAAP financial measures should not be construed as being more important than comparable GAAP measures.

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Exhibit A: Financial Statements

HUNTINGTON INGALLS INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (UNAUDITED)

	Three Months Ended June 30		Six Months Ended June 30
(in millions, except per share amounts)	2016	2015	2016	2015
Sales and service revenues
Product sales	$1,364	$1,426	$2,793	$2,676
Service revenues	336	319	670	639
Sales and service revenues	1,700	1,745	3,463	3,315
Cost of sales and service revenues
Cost of product sales	1,043	972	2,182	1,957
Cost of service revenues	290	274	579	554
Income (loss) from operating investments, net	1	2	1	3
General and administrative expenses	151	173	288	323
Goodwill impairment	—	59	—	59
Operating income (loss)	217	269	415	425
Other income (expense)
Interest expense	(18)	(25)	(37)	(48)
Other, net	—	—	(2)	—
Earnings (loss) before income taxes	199	244	376	377
Federal income taxes	66	88	107	134
Net earnings (loss)	$133	$156	$269	$243

Basic earnings (loss) per share	$2.83	$3.22	$5.72	$5.02
Weighted-average common shares outstanding	47.0	48.5	47.0	48.4

Diluted earnings (loss) per share	$2.80	$3.20	$5.68	$4.99
Weighted-average diluted shares outstanding	47.5	48.8	47.4	48.7

Dividends declared per share	$0.50	$0.40	$1.00	$0.80

Net earnings (loss) from above	$133	$156	$269	$243
Other comprehensive income (loss)
Change in unamortized benefit plan costs	19	22	39	44
Other	—	2	—	—
Tax benefit (expense) for items of other comprehensive income	(7)	(11)	(15)	(18)
Other comprehensive income (loss), net of tax	12	13	24	26
Comprehensive income (loss)	$145	$169	$293	$269

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

HUNTINGTON INGALLS INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (UNAUDITED)

($ in millions)	June 30, 2016	December 31, 2015
Assets
Current Assets
Cash and cash equivalents	$852	$894
Accounts receivable, net	1,022	1,074
Inventoried costs, net	280	285
Prepaid expenses and other current assets	43	31
Total current assets	2,197	2,284
Property, plant, and equipment, net of accumulated depreciation of $1,555 million as of 2016 and $1,489 million as of 2015	1,813	1,827
Goodwill	956	956
Other intangible assets, net of accumulated amortization of $476 million as of 2016 and $465 million as of 2015	484	495
Deferred tax asset	282	336
Miscellaneous other assets	127	126
Total assets	$5,859	$6,024
Liabilities and Stockholders' Equity
Current Liabilities
Trade accounts payable	$252	$317
Accrued employees’ compensation	197	215
Current portion of postretirement plan liabilities	142	143
Current portion of workers’ compensation liabilities	228	227
Advance payments and billings in excess of revenues	100	125
Other current liabilities	222	247
Total current liabilities	1,141	1,274
Long-term debt	1,276	1,273
Pension plan liabilities	856	1,001
Other postretirement plan liabilities	424	423
Workers’ compensation liabilities	462	460
Other long-term liabilities	88	103
Total liabilities	4,247	4,534
Commitments and Contingencies
Stockholders’ Equity
Common stock, $0.01 par value; 150 million shares authorized; 52.6 million shares issued and 46.9 million shares outstanding as of June 30, 2016, and 52.0 million shares issued and 46.9 million shares outstanding as of December 31, 2015	1	1
Additional paid-in capital	1,939	1,978
Retained earnings (deficit)	1,069	848
Treasury stock	(576)	(492)
Accumulated other comprehensive income (loss)	(821)	(845)
Total stockholders’ equity	1,612	1,490
Total liabilities and stockholders’ equity	$5,859	$6,024

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

HUNTINGTON INGALLS INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Six Months Ended June 30
($ in millions)	2016	2015
Operating Activities
Net earnings (loss)	$269	$243
Adjustments to reconcile to net cash provided by (used in) operating activities
Depreciation	83	77
Amortization of purchased intangibles	11	13
Amortization of debt issuance costs	3	5
Stock-based compensation	11	21
Deferred income taxes	39	(12)
Proceeds from insurance settlement related to investing activities	—	(21)
Goodwill impairment	—	59
Change in
Accounts receivable	52	(211)
Inventoried costs	5	20
Prepaid expenses and other assets	(13)	(9)
Accounts payable and accruals	(130)	25
Retiree benefits	(106)	(33)
Other non-cash transactions, net	(1)	(1)
Net cash provided by (used in) operating activities	223	176
Investing Activities
Additions to property, plant, and equipment	(85)	(49)
Acquisitions of businesses, net of cash received	—	(6)
Proceeds from disposition of assets	4	32
Proceeds from insurance settlement related to investing activities	—	21
Net cash provided by (used in) investing activities	(81)	(2)
Financing Activities
Repayment of long-term debt	—	(21)
Dividends paid	(48)	(39)
Repurchases of common stock	(86)	(90)
Employee taxes on certain share-based payment arrangements	(50)	(54)
Net cash provided by (used in) financing activities	(184)	(204)
Change in cash and cash equivalents	(42)	(30)
Cash and cash equivalents, beginning of period	894	990
Cash and cash equivalents, end of period	$852	$960
Supplemental Cash Flow Disclosure
Cash paid for income taxes	$123	$131
Cash paid for interest	$36	$45
Non-Cash Investing and Financing Activities
Capital expenditures accrued in accounts payable	$2	$3

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Exhibit B: Non-GAAP Measures Definitions & Reconciliations

We make reference to “segment operating income (loss),” “segment operating margin,” “adjusted sales and service revenues,” “adjusted segment operating income (loss),” “adjusted segment operating margin,” “adjusted operating income,” “adjusted operating margin,” “adjusted net earnings,” and “adjusted diluted earnings per share."

We internally manage our operations by reference to "segment operating income (loss)" and "segment operating margin," which are not recognized measures under GAAP. When analyzing our operating performance, investors should use segment operating income (loss) and segment operating margin in addition to, and not as alternatives for, operating income and operating margin or any other performance measure presented in accordance with GAAP. They are measures that we use to evaluate our core operating performance. We believe that segment operating income (loss) and segment operating margin reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. We believe these measures are used by investors and are a useful indicator to measure our performance. Because not all companies use identical calculations, our presentation of segment operating income (loss) and segment operating margin may not be comparable to similarly titled measures of other companies.

Adjusted sales and service revenues, adjusted operating income, adjusted operating margin, adjusted segment operating income (loss), adjusted segment operating margin, adjusted net earnings and adjusted diluted earnings per share are not measures recognized under GAAP. They should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. We believe these measures are useful to investors because they exclude items that do not reflect our core operating performance. They may not be comparable to similarly titled measures of other companies.

Segment operating income (loss) is defined as operating income (loss) for the relevant segment(s) before the FAS/CAS Adjustment and deferred state income taxes.

Segment operating margin is defined as segment operating income (loss) as a percentage of sales and service revenues.

Adjusted sales and service revenues is defined as sales and service revenues adjusted for the impact of the insurance litigation settlement at the Ingalls segment in second quarter 2015.

Adjusted segment operating income (loss) is defined as segment operating income (loss) adjusted for the impacts of the insurance litigation settlement at the Ingalls segment and the goodwill impairment charge at the Other segment in second quarter 2015.

Adjusted segment operating margin is defined as adjusted segment operating income (loss) as a percentage of adjusted sales and service revenues.

Adjusted operating income is defined as operating income adjusted for the impacts of the insurance litigation settlement at the Ingalls segment and the goodwill impairment charge at the Other segment in second quarter 2015.

Adjusted operating margin is defined as adjusted operating income as a percentage of adjusted sales and service revenues.

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Adjusted net earnings is defined as net earnings adjusted for the after-tax impacts of the insurance litigation settlement at the Ingalls segment and the goodwill impairment charge at the Other segment in second quarter 2015 and the FAS/CAS Adjustment.

Adjusted diluted earnings per share is defined as adjusted net earnings divided by the weighted-average diluted common shares outstanding.

FAS/CAS Adjustment is defined as the difference between our pension and postretirement plan expense under GAAP Financial Accounting Standards and the same expense under U.S. Cost Accounting Standards (CAS). Our pension and postretirement plan expense is charged to our contracts under CAS.

Deferred state income taxes are defined as the change in deferred state tax assets and liabilities in the relevant period. These amounts are recorded within operating income, while the current period state income tax expenses are charged to contract costs and included in segment operating income.

We present financial measures adjusted for the FAS/CAS Adjustment and deferred state income tax to reflect the company’s performance based upon the pension costs and state tax expense charged to our contracts under CAS. We use these adjusted measures as internal measures of operating performance and for performance-based compensation decisions.

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Reconciliation of Segment Operating Income and Segment Operating Margin

	Three Months Ended June 30		Six Months Ended June 30
($ in millions)	2016	2015	2016	2015
Sales and Service Revenues
Ingalls revenues	$585	$546	$1,171	$1,015
Newport News revenues	1,090	1,166	2,243	2,227
Other revenues	27	35	51	75
Intersegment eliminations	(2)	(2)	(2)	(2)
Sales and Service Revenues	1,700	1,745	3,463	3,315
Segment Operating Income
Ingalls	88	198	170	243
As a percentage of Ingalls revenues	15.0%	36.3%	14.5%	23.9%
Newport News	102	109	191	202
As a percentage of Newport News revenues	9.4%	9.3%	8.5%	9.1%
Other	(6)	(64)	(11)	(74)
As a percentage of Other revenues	(22.2)%	(182.9)%	(21.6)%	(98.7)%
Segment Operating Income	184	243	350	371
As a percentage of sales and service revenues	10.8%	13.9%	10.1%	11.2%
Non-segment factors affecting operating income:
FAS/CAS Adjustment	35	28	70	55
Deferred state income taxes	(2)	(2)	(5)	(1)
Operating Income	217	269	415	425
Interest expense	(18)	(25)	(37)	(48)
Other, net	—	—	(2)	—
Federal income taxes	(66)	(88)	(107)	(134)
Net Earnings	$133	$156	$269	$243

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Reconciliation of Adjusted Sales and Service Revenues, Adjusted Segment Operating Income, Adjusted Segment Operating Margin, Adjusted Operating Income and Adjusted Operating Margin

	Three Months Ended		Six Months Ended
	June 30		June 30
($ in millions)	2016	2015	2016	2015
Adjusted Sales and Service Revenues
Ingalls revenues	$585	$546	$1,171	$1,015
Adjustment for insurance litigation settlement	—	13	—	13
Ingalls adjusted revenues	585	559	1,171	1,028
Newport News revenues	1,090	1,166	2,243	2,227
Other revenues	27	35	51	75
Intersegment eliminations	(2)	(2)	(2)	(2)
Adjusted Sales and Service Revenues	$1,700	$1,758	$3,463	$3,328

Adjusted Segment Operating Income
Operating Income	$217	$269	$415	$425
As a percentage of sales and service revenues	12.8%	15.4%	12.0%	12.8%
Non-segment factors affecting operating income:
FAS/CAS Adjustment	(35)	(28)	(70)	(55)
Deferred state income taxes	2	2	5	1
Unadjusted Segment Operating Income	$184	$243	$350	$371
As a percentage of sales and service revenues	10.8%	13.9%	10.1%	11.2%

Adjustments affecting segment operating income (loss):
Ingalls segment operating income	$88	$198	$170	$243
Adjustment for insurance litigation settlement	—	(136)	—	(136)
Ingalls adjusted segment operating income	88	62	170	107
As a percentage of Ingalls adjusted revenues	15.0%	11.1%	14.5%	10.4%
Newport News segment operating income	102	109	191	202
As a percentage of Newport News revenues	9.4%	9.3%	8.5%	9.1%
Other segment operating (loss)	(6)	(64)	(11)	(74)
Adjustment for goodwill impairment	—	59	—	59
Other adjusted segment operating (loss)	(6)	(5)	(11)	(15)
As a percentage of Other revenues	(22.2)%	(14.3)%	(21.6)%	(20.0)%
Adjusted Segment Operating Income	$184	$166	$350	$294
As a percentage of adjusted sales and service revenues	10.8%	9.4%	10.1%	8.8%

Adjusted Operating Income
Operating Income	$217	$269	$415	$425
As a percentage of sales and service revenues	12.8%	15.4%	12.0%	12.8%
Adjustment for insurance litigation settlement	—	(136)	—	(136)
Adjustment for goodwill impairment	—	59	—	59
Adjusted Operating Income	$217	$192	$415	$348
As a percentage of adjusted sales and service revenues	12.8%	10.9%	12.0%	10.5%

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Reconciliation of Adjusted Net Earnings

	Three Months Ended		Six Months Ended
	June 30		June 30
($ in millions)	2016	2015	2016	2015
Adjusted Net Earnings
Net Earnings	$133	$156	$269	$243
After-tax adjustment for insurance litigation settlement (1)	—	(88)	—	(88)
After-tax adjustment for goodwill impairment charge (2)	—	47	—	47
After-tax adjustment for FAS/CAS Adjustment (3)	(23)	(18)	(45)	(36)
Adjusted Net Earnings	$110	$97	$224	$166

Reconciliation of Adjusted Diluted Earnings per Share

	Three Months Ended		Six Months Ended
	June 30		June 30
(in millions, except for per share amounts)	2016	2015	2016	2015
Adjusted Diluted EPS
Diluted earnings per share	$2.80	$3.20	$5.68	$4.99
After-tax insurance litigation settlement per share (1)	—	(1.80)	—	(1.81)
After-tax impairment of goodwill per share (2)	—	0.96	—	0.97
After-tax FAS/CAS Adjustment per share (3)	(0.48)	(0.37)	(0.95)	(0.74)
Adjusted Diluted EPS	$2.32	$1.99	$4.73	$3.41

(1) Insurance litigation settlement	—	(136)	—	(136)
Tax effect at 35% statutory rate*	—	48	—	48
After-tax effect	—	(88)	—	(88)
Weighted-Average Diluted Shares Outstanding	47.5	48.8	47.4	48.7
Per share impact**	—	(1.80)	—	(1.81)

(2) Goodwill impairment charge	—	59	—	59
Discrete federal tax impact*	—	(12)	—	(12)
After-tax effect	—	47	—	47
Weighted-Average Diluted Shares Outstanding	47.5	48.8	47.4	48.7
Per share impact**	—	0.96	—	0.97

(3) FAS/CAS Adjustment	(35)	(28)	(70)	(55)
Tax effect at 35% statutory rate*	12	10	25	19
After-tax effect	(23)	(18)	(45)	(36)
Weighted-Average Diluted Shares Outstanding	47.5	48.8	47.4	48.7
Per share impact**	(0.48)	(0.37)	(0.95)	(0.74)
*The income tax impact is calculated using the tax rate in effect for the relevant non-GAAP adjustment.
**Amounts may not recalculate exactly due to rounding.

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com